CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 2, 2001 appearing in the Company’s Annual Report on Form 10-KSB of Medical International Technology, inc. (formerly Posteralley.com, Inc.) for the year ended September 30, 2001 and to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Cordovano and Harvey, P.C.

Cordovano and Harvey, P.C.
Denver, Colorado
November 29, 2002